Exhibit 99.2

Amtech Systems Announces CEO Transition

TEMPE, Ariz., August 9, 2023 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power, analog and discrete devices, and electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications, today announced that Michael Whang stepped down as Chief Executive Officer, effective August 8, 2023. The board has appointed Bob Daigle, current Chairman of the Board, with the additional role of Chief Executive Officer, effective August 8, 2023. To support the transition, Mr. Whang will remain as an advisor until February 8, 2024.

“I’d like to thank Michael for his service to Amtech over the past 19 years and for the last three years as Chief Executive Officer. Michael led during the challenging COVID period and positioned the Company well for the future. Amtech has tremendous growth opportunities driven by demand for Silicon Carbide (SiC) semiconductors required for the emerging electrical vehicle industry, the acceleration of advanced packaging to support the emerging artificial intelligence server market, and investments that will be made to build a more resilient global supply chain in the broader electronics industry. Our mission is to fully capitalize on these growth opportunities and deliver the profitability essential to creating shareholder value,” stated Bob Daigle, Chairman of the Board and CEO of Amtech Systems.

Mr. Daigle has served on the Amtech Board since August of 2021 and as Chairman of the Board since March of 2022. He served in various senior executive roles during his 30+ year tenure at Rogers Corporation. While at Rogers, Mr. Daigle built and led the High Frequency Circuit Materials business and the Power Electronics Solutions business. Mr. Daigle holds a B.S in Chemical Engineering and Materials Engineering from the University of Connecticut and an M.B.A. from Rensselaer Polytechnic Institute.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release.

Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2022, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing, wafer cleaning, chemical mechanical polishing (CMP) technology, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications. We sell process equipment and services to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on semiconductor growth opportunities in power electronics, sensors and analog devices leveraging our strength in core competencies in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., Bruce Technologies™, PR Hoffman™ and Intersurface Dynamics, Inc.

Contacts:

Amtech Systems, Inc.

Lisa Gibbs

Chief Financial Officer

480-360-3756

irelations@amtechsystems.com

Sapphire Investor Relations, LLC

Erica Mannion or Michael Funari

617-542-6180

irelations@amtechsystems.com